Exhibit 99.1

BEIJING XIN LU ZHENG BAO CHENG EDUCATION TECHNOLOGY CO. LTD.

CONDENSED FINANCIAL STATEMENTS
AS OF MARCH 31, 2010 (UNAUDITED)

BEIJING XIN LU ZHENG BAO CHENG EDUCATION TECHNOLOGY CO. LTD.

CONTENTS

Pages
Condensed Balance Sheets as of March 31, 2010 (Unaudited) and December 31, 2009	F1
Condensed Statements of Operations and Comprehensive Loss for the three months ended March 31, 2010 (Unaudited)	F2
Condensed Statements of Cash Flows for the three months ended March 31, 2010 (Unaudited)	F3
Notes to the Condensed Financial Statements as of March 31, 2010 (Unaudited)	F4-F5

BEIJING XIN LU ZHENG BAO CHENG EDUCATION TECHNOLOGY CO. LTD.

CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$27,419	$148,915
Prepaid expenses and other current assets	57,482	-
Due from a related company	29,256	-
Total Current Assets	114,157	148,915
PROPERTY AND EQUIPMENT, NET	13,099	3,828
TOTAL ASSETS	$127,256	$152,743
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Other payables and accrued expenses	$2,776	$366
Deferred revenue	32,296	-
Other taxes payable	2,498	-
Due to shareholders	-	26,239
TOTAL LIABILITIES	37,570	26,605
COMMITMENTS AND CONTINGENCIES	-	-
SHAREHOLDERS' EQUITY
Registered capital of $146,259 fully paid as of March 31, 2010 and December 31, 2009	146,259	146,259
Accumulated deficit Unappropriated	(56,604)	(20,131)
Accumulated other comprehensive income	31	10
TOTAL EQUITY	89,686	126,138
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$127,256	$152,743

The accompanying notes are an integral part of these condensed financial statements

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BEIJING XIN LU ZHENG BAO CHENG EDUCATION TECHNOLOGY CO. LTD.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

Three months
ended
March 31, 2010
(Unaudited)

REVENUES	$46,442

COST OF REVENUES	(24,184)

GROSS PROFIT	22,258

OPERATING EXPENSES
Selling, general and administrative	58,240
Depreciation	569
Total Operating Expenses	58,809

LOSS FROM OPERATIONS	(36,551)

OTHER INCOME
Interest income	78
Total Other Income, net	78

LOSS BEFORE INCOME TAXES	(36,473)
Income tax expense	-
NET LOSS	(36,473)

OTHER COMPREHENSIVE INCOME
Foreign currency translation gains	21

COMPREHENSIVE LOSS	$(36,452)

The accompanying notes are an integral part of these condensed financial statements

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BEIJING XIN LU ZHENG BAO CHENG EDUCATION TECHNOLOGY CO. LTD.

CONDENSED STATEMENTS OF CASH FLOWS

Three months ended
March 31, 2010
(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(36,473)
Adjusted to reconcile net loss to cash used in
operating activities:
Depreciation	569
Changes in operating assets and liabilities
(Increase) Decrease in:
Prepaid expenses and other current assets	(57,483)
Increase (Decrease) in:
Other payables and accrued liabilities	2,410
Deferred revenue	32,296
Other taxes payable	2,498
Net cash used in operating activities	(56,183)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(9,839)
Net cash used in investing activities	(9,839)

CASH FLOWS FROM FINANCING ACTIVITIES
Due to shareholders	(26,243)
Due from a related company	(29,256)
Net cash used in financing activities	(55,499)

EFFECT OF EXCHANGE RATES ON CASH	25

NET DECREASE IN CASH AND CASH EQUIVALENTS	(121,496)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	148,915

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$27,419

The accompanying notes are an integral part of these condensed financial statements

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BEIJING XIN LU ZHENG BAO CHENG EDUCATION TECHNOLOGY CO. LTD.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

AS OF MARCH 31, 2010 (UNAUDITED)

NOTE 1    BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the unaudited condensed financial statements contain all adjustments consisting only of normal recurring accruals necessary to present fairly the Company's financial position as of March 31, 2010, the results of operations and cash flows for the three months ended March 31, 2010. The results for the three months ended March 31, 2010 are not necessarily indicative of the results to be expected for a full year. These financial statements should be read in conjunction with the audited financial statements and footnotes for the period ended December 31, 2009.

NOTE 2    GENERAL ORGANIZATION AND BUSINESS

Beijing Xin Lu Zheng Bao Cheng Education Technology Co. Ltd. (“Lu Zheng”) was incorporated in the People’s Republic of China (“PRC”) on December 21, 2009. Lu Zheng is engaged in professional training services.

NOTE 3    ADVERTISING COSTS

The Company expenses advertising costs as incurred. Advertising costs included in selling, general and administrative expenses were $16,465 for the three months ended March 31, 2010.

NOTE 4    PROPERTY AND EQUIPMENT, NET

The following is a summary of property and equipment at:

Office furniture, fixtures and equipment	$13,730
Less: accumulated depreciation	(631)
Property and equipment, net	$13,099
Depreciation expense for the three months ended March 31, 2010 was $569.

NOTE 5    COMMITMENTS

The Company leases office spaces from certain third parties under five operating leases which expire on dates between September 12, 2010 and March 14, 2011 at each at annual rentals of between $2,926 and $3,862.

As of March 31, 2010, the Company has outstanding commitments with respect to the above operating leases, which are due as follows:

2010	$12,521
2011	1,123
$13,644

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NOTE 6    RELATED PARTY TRANSACTIONS

As of March 31, 2010, a related company owed the Company $29,256 for advances made on an unsecured basis, interest free and repayable on demand. The amount was wholly repaid on July 28, 2010.

NOTE 7    CONCENTRATIONS AND RISKS

During 2009, all of the Company’s assets were located in the PRC and 100% of the Company’s revenues were earned in PRC.

NOTE 8    THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In February 2010, FASB issued ASU 2010-9 Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements ("ASU 2010-9"). ASU 2010-9 amends disclosure requirements within Subtopic 855-10. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements. ASU 2010-9 is effective for interim and annual periods ending after June 15, 2010. The Company does not expect the standard to have any impact on the Company’s financial position.

In July 2010, FASB issued ASU 2010-20 Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses. This Update improves the disclosures that an entity provides about the credit quality of its financing receivables and the related allowance for credit losses. As a result of these amendments, an entity is required to disaggregate by portfolio segment or class certain existing disclosures and provide certain new disclosures about its financing receivables and related allowance for credit losses. For public entities, the disclosures as of the end of a reporting period are effective for interim and annual reporting period ending on or after December 15, 2010. The disclosures about activity that occurs during a reporting period are effective for interim and annual reporting periods beginning on or after December 15, 2010. The Company does not expect the adoption of ASU 2010-2 to have a material impact on the Company’s financial position and results of operations.

In August 2010, FASB issued ASU 2010-21 Accounting for Technical Amendments to Various SEC Rules and Schedules. Amendments to SEC Paragraphs Pursuant to Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies. This Accounting Standards Update amends various SEC paragraphs pursuant to the issuance of Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies. The adoption of ASU 2010-21 did not have a material impact on the Company’s financial statements.

In August 2010, FASB issued ASU 2010-22 Accounting for Various Topics-Technical Corrections to SEC paragraphs (SEC Update). This Accounting Standards Update amends various SEC paragraphs based on external comments received and the issuance of SAB 112, which amends or rescinds portions of certain SAB topics. The Company does not expect the adoption of ASU 2010-22 to have a material impact on the Company’s financial position and results of operations.

NOTE 9    SUBSEQUENT EVENTS

On June 18, 2010, the shareholders of the Company entered into a definitive agreement with a listed corporation to sell 65% of their equity interest in the Company for 3,000,000 shares of common stock of a listed company at a fair value of $2,700,000.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through December 2, 2010 the date the financial statements were issued.

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